UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 13, 2020

APi Group Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39275	98-1510303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Old Highway 8 NW New Brighton, MN	55112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 636-4320

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	APG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 13, 2020, APi Group Corporation (the “Company”) held its 2020 Annual Meeting of Stockholders in a virtual format. At the 2020 Annual Meeting of Stockholders, the stockholders voted on (i) the election of nine director nominees (Proposal 1), (ii) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year (Proposal 2), (iii) the approval of the Company’s 2020 Employee Stock Purchase Plan (Proposal 3), (iv) the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 4) and (v) the approval, on an advisory basis, of the frequency of future advisory votes on the compensation of the Company’s named executive officers (Proposal 5). The results of the votes are set forth below.

Proposal 1

The stockholders voted in favor of the election of the following director nominees as directors for a term of office expiring at the 2021 Annual Meeting of Stockholders and, in each case, until his or her successor is duly elected and qualified.

	For	Against	Abstain	Broker Non-Vote
Sir Martin E. Franklin	126,125,580	1,000,660	143,771	6,737,920
James E. Lillie	127,118,580	6,184	145,247	6,737,920
Ian G.H. Ashken	117,522,664	9,511,719	235,628	6,737,920
Russell A. Becker	127,094,448	63,852	111,711	6,737,920
Anthony E. Malkin	124,103,262	2,925,200	241,549	6,737,920
Thomas V. Milroy	126,610,098	417,185	242,728	6,737,920
Lord Paul Myners	117,513,319	9,512,959	243,733	6,737,920
Cyrus D. Walker	117,482,768	9,511,342	275,901	6,737,920
Carrie A. Wheeler	126,989,401	5,306	275,304	6,737,920

Proposal 2

The stockholders approved the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year.

For	Against	Abstain	Broker Non-Vote
133,591,947	179,541	236,443	—

Proposal 3

The stockholders approved the Company’s 2020 Employee Stock Purchase Plan.

For	Against	Abstain	Broker Non-Vote
127,018,910	118,461	132,640	6,737,920

Proposal 4

The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Vote
118,364,472	7,967,437	938,102	6,737,920

Proposal 5

The stockholders voted in favor of a frequency of every year for a stockholder vote on the compensation of the Company’s named executive officers.

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
126,734,768	106,571	228,528	200,144	6,737,920

Based upon the results of the advisory proposal on the frequency of future votes on executive compensation set forth in Proposal 5 above, and consistent with the stockholders’ recommendation, the Company’s Board of Directors has determined that future advisory votes on executive compensation will be submitted to stockholders on an annual basis until the next required vote on the frequency of such votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

API GROUP CORPORATION

By:	/s/ Thomas Lydon
	Name	Thomas Lydon
	Title:	Chief Financial Officer

Date: August 14, 2020